Exhibit 99.1

         PPT VISION REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS

    MINNEAPOLIS, Aug. 17 /PRNewswire-FirstCall/ -- PPT VISION, Inc.
(OTC Bulletin Board: PPTV) today announced financial results for the third quarter ended July 31, 2006. Revenues for the third quarter were $1,377,000 compared to revenues of $1,317,000 for the same period in fiscal 2005. Net loss from continuing operations for the third quarter of 2006 was $381,000 or $0.10 per share compared to a net loss from continuing operations in the third quarter of fiscal 2005 of $294,000 or $0.10 per share.

    For the nine-month period ended July 31, 2006, the Company had revenues of $4,367,000 as compared with revenues of $4,409,000 for the first nine months of last fiscal year. The net loss from continuing operations for the nine-month period was $869,000 or $0.25 per share in fiscal 2006 compared to a net loss from continuing operations of $1,719,000 or $0.57 per share for the same period in fiscal 2005. Net loss from discontinued operations for the nine months ended July 31, 2005 was $55,000 or $0.02 per share. There was no income or loss from discontinued operations for the nine months ended July 31, 2006.

    "Total unit shipments of PPT VISION's IMPACT(TM) intelligent camera product line through the first nine months of fiscal year 2006 have exceeded the total IMPACT unit shipments in the entire fiscal year 2005," stated Mr. Joe Christenson, President of PPT VISION. "Furthermore, IMPACT unit volume in the third quarter of fiscal year 2006 increased by 48% and IMPACT revenue increased by 34% in comparison to the third quarter of fiscal year 2005.
These increases are a result of the positive customer acceptance the IMPACT product line is receiving in the manufacturing marketplace and the growing strength of our global network of distribution and integration partners. We expect these trends to continue. Total revenue in the third quarter only increased by 4.5% in comparison to the prior year's third quarter due to the fact that sales of our phased out, legacy products were $220,000 in the prior year's third quarter and zero in this year's third quarter. PPT VISION is intensely focused on supporting our growing network of global distribution and integration partners and on continuously improving our IMPACT product line in direct response to user feedback. We believe that as we remain focused on executing this strategy, the sales trend of the IMPACT product line will continue to improve as it has been through the first nine months of this fiscal year in comparison to the first nine months of the prior fiscal year," concluded Mr. Christenson.

    Conference Call

    The Company has scheduled a conference call for 10:00 a.m. CDT on Thursday, August 17, 2006. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8214. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to http://www.vcall.com.

    A digitized replay of the third quarter conference call will be available beginning the afternoon of August 17th and until 11:59 p.m. (Eastern) on August 24th. To access the replay please use the following numbers: U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are:
Account #286 and Conference ID # 211124. The full conference call will also be available for replay at http://www.vcall.com.

    About PPT VISION

    PPT VISION, Inc. ("the Company") designs, manufactures, and markets camera-based intelligent systems for automated inspection in manufacturing applications. The Company's products, commercially known as machine vision systems, enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product line is sold on a global basis to end-users, system integrators, distributors and original equipment manufacturers (OEM's) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on OTC Bulletin Board under the symbol PPTV.OB. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com.

    Forward Looking Statements

    The discussion above contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2005 and other reports filed with the Securities and Exchange Commission.

PPT VISION, Inc.
Condensed Statements of Operations (Unaudited)
(In thousands, except share and per share data)

                                      Three Months Ended              Nine Months Ended
                                           July 31,                        July 31,
                                 ----------------------------    ----------------------------
                                     2006            2005            2006            2005
                                 ------------    ------------    ------------    ------------
Revenue                          $      1,377    $      1,317    $      4,367    $      4,409
Cost of sales                             644             626           2,018           2,158
                                 ------------    ------------    ------------    ------------
Gross profit                              733             691           2,349           2,251

Operating expenses:
    Sales and marketing                   545             487           1,647           1,832
    General and administrative            227             246             712             806
    Research and development              347             286           1,033             996
    Restructuring Charges                   -               -               -             390
                                 ------------    ------------    ------------    ------------
Total operating expenses                1,119           1,019           3,392           4,024
                                 ------------    ------------    ------------    ------------
Interest and other income                   5              34             174              54
                                 ------------    ------------    ------------    ------------
Loss from operations
    Loss from continuing
     operations                          (381)           (294)           (869)         (1,719)
    Loss from discontinued
     operations                             -               -               -             (55)
                                 ------------    ------------    ------------    ------------
Net loss                         $       (381)   $       (294)   $       (869)   $     (1,774)
                                 ============    ============    ============    ============

Basic and diluted loss per
 share:
    Loss from continuing
     operations                  $      (0.10)   $      (0.10)   $      (0.25)   $      (0.57)
    Loss from discontinued
     operations                  $          -    $          -    $          -    $      (0.02)
                                 ------------    ------------    ------------    ------------
  Net loss                       $      (0.10)   $      (0.10)   $      (0.25)   $      (0.59)
                                 ============    ============    ============    ============
Shares used to compute
 basic and diluted loss
 per share                          3,804,878       2,998,093       3,484,330       2,996,851

PPT VISION, Inc.
Condensed Balance Sheets
(In thousands)

                                             July 31,      October 31,
                                               2006           2005
                                           ------------   ------------
                                           (Unaudited)
              ASSETS
Current assets
  Cash and cash equivalents                $        482   $        778
  Accounts receivable, net                        1,254          1,197
  Inventories                                       426            490
  Other current assets                              110            160
                                           ------------   ------------
    Total current assets                          2,272          2,625
Fixed assets, net                                   371            438
Intangible assets, net                               47             90
                                           ------------   ------------
    Total assets                           $      2,690   $      3,153
                                           ============   ============

    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses    $        572   $        590
  Deferred revenue - customer advances               26              9
                                           ------------   ------------
    Total current liabilities                       598            599
    Total shareholders' equity                    2,092          2,554
                                           ------------   ------------
    Total liabilities and
     shareholders' equity                  $      2,690   $      3,153
                                           ============   ============

SOURCE  PPT VISION, Inc.
    -0-                             08/17/2006
    /CONTACT: Joseph C. Christenson, President and Chief Financial Officer of PPT VISION, Inc., +1-952-996-9500, ir@pptvision.com , or fax, +1-952-996-9501/
    /Web site:  http://www.pptvision.com /